As filed with the Securities and Exchange Commission on February 11, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

SOMERA COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	5383 Hollister Avenue Santa Barbara, California 93111	77-0521878
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

1999 Employee Stock Purchase Plan

(Full title of the plan)

C. Stephen Cordial

Chief Financial Officer and Acting Chief Executive Officer

SOMERA COMMUNICATIONS, INC.

5383 Hollister Avenue

Santa Barbara, California 93111

(805) 681-3322

(Name, address and telephone number of agent for service)

Copy to:

Jeffrey D. Saper, Esq.

WILSON SONSINI GOODRICH & ROSATI, P.C.

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, to be issued under the 1999 Employee Stock Purchase Plan	299,969	$2.30775	(1)	$692,254	$88

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $2.715 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on February 5, 2004 (the “Market Price”). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 299,969 additional shares of Common Stock that may be issued under the Registrant’s 1999 Employee Stock Purchase Plan (the “Plan”) as a result of an automatic annual increase in the number of shares authorized for issuance under the Plan. The contents of the Registrant’s Form S-8 Registration Statement, Registration No. 333-93295, dated December 21, 1999, relating to the Registrant’s 1999 Employee Stock Purchase Plan, are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit Number	Description
4.1*	1999 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2)

*	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on February 10, 2004.

SOMERA COMMUNICATIONS, INC.

By:	/s/ C. STEPHEN CORDIAL

C. Stephen Cordial Chief Financial Officer and Acting Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Stephen Cordial and Jeremy Rossen, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on February 10, 2004.

Signature	Title

/S/ C. STEPHEN CORDIAL C. Stephen Cordial	Chief Financial Officer and Acting Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

/S/ BARRY PHELPS Barry Phelps	Chairman of the Board

/S/ WALTER G. KORTSCHAK Walter G. Kortschak	Director

/S/ DANIEL A. FIRESTONE Daniel A. Firestone	Director

/S/ CHARLES E. LEVINE Charles E. Levine	Director

/S/ CASIMIR S. SKRZPCZAK Casimir S. Skrzpczak	Director

/S/ DAVID A. YOUNG David A. Young	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	1999 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-4)

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-86927), as amended, declared effective by the Securities and Exchange Commission on November 11, 1999.